301 E. Fourth St., Cincinnati, OH 45202	Your Great American Insurance Policy®

Fidelity / Crime

0790FIC (01/20) © 2020 Great American Insurance Company

800-545-4269

GAIG.com

IMPORTANT NOTICE

FIDELITY CRIME DIVISION CLAIMS

Should this account have a potential claim situation, please contact:

Fidelity & Crime Claims Department

Great American Insurance Group

Five Waterside Crossing

Windsor, CT 06095

(860) 298-7330

(860) 688-8188 fax

CrimeClaims@gaig.com

SDM-683 (Ed. 08/14)

FXS 11 01 05 14

FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

GREAT AMERICAN INSURANCE COMPANY

(herein called UNDERWRITER)

Bond No.: XSC 2638583 22 00

Named Insured: BNY Mellon Large Cap Securities Fund, Inc.
(herein called Insured)

Address:	200 Park Avenue New York, NY 10166

The UNDERWRITER, in consideration of an agreed premium, and in reliance upon the statements and information furnished to the UNDERWRITER by the INSURED, and subject to the terms and conditions of the underlying coverage scheduled in Item 3. below, as excess and not contributing insurance, agrees to pay the INSURED for loss which:

(a)	Would have been paid under the Underlying but for the fact that such loss exceeds the limit of liability of the Underlying Carrier(s) listed in Item 3., and

(b)	for which the Underlying Carrier(s) has (have) made payment, and the Insured has collected, the full amount of the expressed limit of the Underlying Carrier's(s) liability.

Item 1.	Bond Period: from 12:01 a.m. on	01/31/2024	to 12:01 a.m. on 01/31/2025
		(inception)	(expiration)

Item 2.	Single Loss Limit of Liability at Inception: $ 75,000,000 Aggregate Limit of Liability at Inception: $ Not Applicable Coverage(s) Provided:

Investment Company Blanket Bond Insuring Agreements: Fidelity, On Premises, In Transit, Forgery or Alteration, Securities, Counterfeit Currency, Computer Systems Fraud, Extended Computer Systems, Automated Telephone Systems, Fraudulent Transfer Instructions, Destruction of Data by Hacker, Destruction of Data by Virus, and Voice Initiated Transfer Fraud.

Item 3.	Underlying Coverage Schedule:

A)	Company: National Union Fire Insurance Company of Pittsburgh, PA Single Loss Limit: $ 10,000,000

Deductible Amount: $ 50,000
Bond Number: 27708271

Bond Period: from 12:01 a.m. on 01/31/2024 to 12:01 a.m. on 01/31/2025

FXS 11 01 05 14	(Page 1 of 2)

B)	Company: Federal Insurance Company Single Loss Limit: $ 15,000,000

Attachment Point: $ 10,000,000

Bond Number: 82307667

Bond Period: from 12:01 a.m. on 01/31/2024 to 12:01 a.m. on 01/31/2025

Item 4.	Coverage provided by this Bond is subject to the following attached Rider(s): 1-4.
Item 5.	By acceptance of this Bond, you give us notice canceling prior Bond No. XSC 2638583 21, the cancellation to be effective at the same time this Bond become effective.

FXS 11 01 05 14	(Page 2 of 2)

FXS 11 02 05 14

RIDER NO. 1

EXCLUDE ALL SUB-LIMITED COVERAGE(S)

To be attached to and form part of Financial Institution Excess Follow Form Certificate

Bond No.: XSC 2638583 22 00

In favor of: BNY Mellon Large Cap Securities Fund, Inc.

It is agreed that:

1.	Coverage provided by this Bond shall not respond as excess over any sub-limited coverage(s) that are part of the Underlying Bond(s).

2.	Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions,provisions, agreements or limitations of the above mentioned Bond other than as stated herein.

3.	This Rider shall become effective as of 12:01 a.m. on 01/31/2024 standard time.

FXS 11 02 05 14	(Page 1 of 1)

FXS 11 05 05 14

RIDER NO. 2

QUOTA-SHARE RIDER

To be attached to and form part of the Financial Institution Excess Follow Form Certificate

Bond No.: XSC 2638583 22 00

In favor of: BNY Mellon Large Cap Securities Fund, Inc.

Issued by: Great American Insurance Company (hereinafter called Controlling Company)

It is agreed that:

1.	The term "Underwriter" as used in the attached Bond shall be construed to mean, unless otherwise specified in this rider, all the Companies executing the attached Bond.

2.	Each of said Companies shall be liable only for such proportion of any loss under the attached Bond as the amount underwritten by such Company, as specified in the Schedule forming a part hereof, bears to the aggregate amount of the attached Bond, but in no event shall any of said Companies be liable for an amount greater than that underwritten by it.

3.	In the absence of a request from any of said Companies to pay premiums directly to it, premiums for the attached Bond may be paid to the Controlling Company for the account of all of said Companies.

4.	In the absence of a request from any of said Companies that notice of claim and proof of loss be given to or filed directly with it, the giving of such notice to and the filing of such proof with, the Controlling Company shall be deemed to be in compliance with the conditions of the attached Bond for the giving of notice of loss and the filing of proof of loss, if given and filed in accordance with said conditions.
5.	The Controlling Company may give notice in accordance with the terms of the attached Bond, terminating or canceling the attached Bond as an entirety or as to any Employee or Insured, and any notice so given shall terminate or cancel the liability of all of said Companies as an entirety or as to such Employee or Insured, as the case may be.
6.	Any Company other than the Controlling Company may give notice in accordance with the terms of the attached Bond, terminating or canceling the entire liability of such other Company under the attached Bond or as to any Employee or Insured.

7.	In the absence of a request from any of said Companies that notice of termination or cancellation by the Insured of the attached Bond in its entirety be given to or filed directly with it, the giving of such notice in accordance with the terms of the attached Bond to the Controlling Company shall terminate or cancel the liability of all of said Companies as an entirety. The Insured may terminate or cancel the entire liability of any Company, other than the Controlling Company, under the attached Bond by giving notice of such termination or cancellation to such other Company, and shall send copy of such notice to the Controlling Company.

8.	If the attached Bond be terminated or cancelled as an entirety as herein provided or in any other manner, there shall be no liability under the attached Bond for any loss unless discovered prior to the expiration of that period after 12:01

a.m. on the effective date of such termination or cancellation which equals the period fixed in the attached Bond for the discovery of loss after such termination or cancellation. If, prior to the termination or cancellation of the attached

FXS 11 05 05 14	(Page 1 of 3)

Bond as an entirety, the attached Bond be terminated or cancelled as herein provided as to any Company, there shall be no liability under the attached Bond on the part of such Company for any loss unless discovered prior to the expiration of that period after 12:01 a.m. on the effective date of such termination or cancellation which equals the period fixed in the attached Bond for the discovery of loss after the termination of the attached Bond as an entirety.

9.	In the event of the termination or cancellation of the attached Bond as an entirety, no Company shall be liable to the Insured for a greater proportion of any return premium due the Insured than the amount underwritten by such Company bears to the aggregate amount of the attached Bond.

10.	In the event of the termination or cancellation of the attached Bond as to any Company, such Company alone shall be liable to the Insured for any return premium due the Insured on account of such termination or cancellation. The termination or cancellation of the attached Bond as to any Company other than the Controlling Company shall not terminate, cancel or otherwise affect the liability of the other Companies under the attached Bond.
11.	Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond other than as stated herein.

12.	This Rider shall become effective as of 12:01 a.m. on 01/31/2024 standard time.

Schedule
Underwritten for a 33.34% share up to a maximum Single Loss Limit of $25,000,000	Great American Insurance Company (Controlling Company)

By:_________________________________________________ Authorized Representative

Underwritten for a 26.66% share up to a maximum Single Loss Limit of $20,000,000 Aggregate Limit of $	Berkley Regional Insurance Company

By:_________________________________________________ Authorized Representative

Underwritten for a 20.0% share up to a maximum Single Loss Limit of $15,000,000 Aggregate Limit of $	Continental Insurance Company

By:_________________________________________________ Authorized Representative

FXS 11 05 05 14	(Page 2 of 3)

Underwritten for a 13.34% share up to a maximum Single Loss Limit of $10,000,000 Aggregate Limit of $	Colonial American Casualty & Surety Company

By:_________________________________________________ Authorized Representative

Underwritten for a 6.66% share up to a maximum Single Loss Limit of $5,000,000 Aggregate Limit of $	U.S. Specialty Insurance Company

By:_________________________________________________ Authorized Representative

FXS 11 05 05 14	(Page 3 of 3)

FXS 11 14 03 15

THIS RIDER CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

RIDER NO. 3

NEW YORK AMENDATORY

This rider modifies insurance provided under the following:

FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

To be attached to and form part of Financial Institution Excess Follow Form Certificate

Bond No.: XSC 2638583 22 00

In favor of: BNY Mellon Large Cap Securities Fund, Inc.

It is agreed that:

1.	It is hereby understood and agreed that, notwithstanding anything in this Rider to the contrary, with respect to such insurance as is afforded by this Rider, the terms of this Rider, as respects coverage for operations in the State of New York, shall conform to the coverage requirements of the applicable insurance laws of the State of New York, or the applicable regulations of the New York Department of Financial Services; provided, however, that the company's limit of liability, as stated in this Rider, shall be excess of the limits of liability of any underlying insurance, or self-insurance, as stated in the Declarations, or in any rider attached hereto.

2.	Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond other than as stated herein.

3.	This Rider shall become effective as of 12:01 a.m. on 01/31/2024 standard time.

FXS 11 14 03 15	(Page 1 of 1)

FXS 11 15 07 22

RIDER NO. 4

EXCLUDE ALL NON - FUNGIBLE TOKENS

To be attached to and form part of FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

Bond No.: XSC 2638583 22 00

In favor of: BNY Mellon Large Cap Securities Fund, Inc.

In consideration of the premium charged, it is agreed that the Bond is amended as follows:

1.	It is agreed that this bond does not afford coverage under any of the Insuring Agreements for any loss, damage, claim, occurrence, or suit that arises out of, is in any way related to, or involves, in whole or in part, any Non-Fungible Token. All coverage for Non-Fungible Tokens is excluded from all Insuring Agreements.

Non-Fungible Token, also known as “NFT,” means any unique digital identifier connected to any digital ledger technology which may be used to certify authenticity or ownership of anything, including but not limited to any digital, tangible, or intangible item, but cannot be substituted or exchanged for any similar item. However, the definition of Non-Fungible Token does not mean or include Cryptocurrency.

Cryptocurrency means a digital or electronic medium of exchange, operating independently of a central bank, in which encryption techniques are used to regulate the generation of units and to verify the transfer of such units from one person to another.

2.	Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements, or limitations of the above mentioned bond other than as stated herein.
3.	This Rider shall become effective as of 12:01 a.m. on 01/31/2024 standard time.

FXS 11 15 07 22	(Page 1 of 1)

FI 73 41 04 17

In Witness Clause

In Witness Whereof, we have caused this Financial Institution Bond to be executed and attested, and, if required by state law, this Financial Institution Bond shall not be valid unless countersigned by our authorized representative.

PRESIDENT	SECRETARY

Copyright Great American Insurance Co., 2009

FI 73 41 04 17	(Page 1 of 1)